Trust Company Fund/SERV Purchase Agreement
for OppenheimerFunds

From:    (Name of company and address)

To:      OppenheimerFunds Distributor, Inc.
         P.O. Box 5770
         Denver, CO  80217

Gentlemen:

         We desire to enter into an agreement with you for  purchasing as principal  shares of each of the open-end and closed-end "interval"  investment companies,  unit investment trusts and municipal fund securities of which you are, or may become, the Distributor or  Sub-Distributor  (hereinafter  collectively  referred to as the "Funds" and individually  as a "Fund") and whose  shares are  offered to the public at an  offering  price which may or may not include  a  sales  charge  (hereinafter  referred  to as  "Shares")  through  the  Fund/SERV  program  of  National
Securities  Clearing  Corporation  for our own accounts  registered  in our name as trustee  solely for  investment purposes.  Upon  acceptance of this Agreement by you, we understand  that we may offer shares and act as authorized agent for our  customers'  purchase  of Shares  from  you,  subject,  however,  to all of the  following  terms and conditions,  and to your right,  without notice,  to suspend or terminate the sale of the Shares of any one or more of the Funds:

         1. We  acknowledge  that shares will be purchased at the current  offering price in effect at the time the order of such shares is confirmed  and  accepted by you at your office in Denver,  Colorado.  All purchase  orders, resale  orders and  applications  submitted by us are subject to  acceptance  or rejection in your sole  discretion and, if  accepted,  each  purchase  will be deemed to have been  consummated  at your  office in Denver,  Colorado.
Additionally,  we acknowledge  that this agreement is subject to all of the following terms and conditions,  and to your right, without notice, to suspend or terminate the sale of the shares of any one or more of the Funds.

         2. We agree to comply  with all of the  terms and  conditions  of the  Fund/SERV  system as well as all of the terms and conditions contained in each of the Fund's prospectus and Statements of Additional Information.

         3. We agree to  indemnify  you,  your  affiliates  and the  Funds  against  any and all  claims,  demands, controversies,  actions,  losses,  damages,  liabilities,  expenses,  arbitrations,  complaints or  investigations, including without limitation,  reasonable  attorneys' fees and court costs that are the result of or arise directly or  indirectly,  in whole or in part,  from you,  your  affiliates  or the Funds acting upon  instructions  for the purchase,  exchange or resale of uncertificated  book shares transmitted  through the Fund/SERV program of National
Securities  Clearing  Corporation;  provided  such  loss,  liability  or  damages  are not the  result of the gross negligence,  recklessness  or intentional  misconduct of you, your  affiliates or the Funds.  All expenses which we incur in connection  with our activities  under this Agreement  shall be borne by us.  Termination or  cancellation of this Agreement  shall not relieve us from the  requirements  of this paragraph as to transactions or occurrences arising prior to such termination.

         4.  Payments  for  purchases  of  Shares  made  via  the  Fund/SERV  program,  and all  necessary  account information  required by you to establish an account or to settle a resale order,  including,  without  limitation, the certified tax identification  number of the purchaser,  shall be provided to you and received by you within one business  day after your  acceptance  of our order or such  shorter time as may be required by law. If such payment or other settlement  information are not timely received by you, we understand that you reserve the right,  without notice,  to cancel the purchase or resale order,  or, at your option in the case of a purchase  order,  to sell the shares ordered by us back to the Fund, and in either case we may be held  responsible for any loss,  including loss of  profit,  suffered  by you or any Fund  resulting  from our  failure  to make the  aforesaid  timely  payment or settlement.  With respect to purchase orders of  uncertificated  book shares placed via Fund/SERV,  we shall retain in our files all  applications  and other  documents  required by you to establish an account or to settle a resale order.  We will provide you with the original of such documents at your request.

         5. We  acknowledge  that the price  for all  purchases,  redemptions  and  exchanges  will be the next net asset  value per  share of the  shares  computed  after  your  receipt,  prior to the  close of the New York  Stock
Exchange ("NYSE"), of an order placed by us.

         6. We will comply  with,  and conform our  practices  to, any and all  written  compliance  standards  and policies and procedures that you may from time to time provide to us.

         7.       We acknowledge that more than one party may be authorized to request  purchases,  redemptions and exchanges  of  shares in  accounts  with  which we are  associated  and we hereby  agree  that if  instructions  to purchase,  redeem or transfer shares are submitted by multiple parties  authorized to provide such  instructions on an  account  on the same day or for the same  shares,  you are  authorized  to act on the  instructions  of  either authorized party received without having to call either party to confirm or clarify the instructions.

         8.       The prospectus of each Fund currently  provides that OFDI  compensates  dealers,  brokers,  banks and other  financial  institutions  quarterly for providing  personal  service and maintenance of accounts of their customers  that hold shares.  The services to be provided  include,  among  others,  answering  customer  inquiries about the Fund,  assisting in  establishing  and  maintaining  accounts in the Fund,  making the Fund's  investment plans  available  and  providing  other  services  at the  request of the Fund or OFDI.  We  acknowledge  that your obligations to us under this  Agreement are subject to the  provisions of any  agreements  entered into between you and the Funds and any plans  adopted by the Funds  under Rule  12b-1  under the 1940 Act.  If we are paid a service fee by you or by any of the Funds,  we agree to provide,  at the request of you or such Funds,  verifications  that such payments were used for personal  services and/or the maintenance of personal  accounts,  related to the Shares held by our  customers.  We  understand  and  agree  that  you are in no way  responsible  for  the  manner  of our performance  of, or for any of our acts or  omissions  in  connection  with,  the  services  we provide  under this
Agreement.  Nothing in this  Agreement  shall be  construed  to  constitute  us or any of our agents,  employees or representatives as the agent or employee of you or any of the Funds.  Additionally,  if there is a broker-dealer of record on the Trust Company  account,  it will be presumed that the  broker-dealer  is providing those services and is eligible to receive  payment of the 12b-1 service fee. If,  however,  Trust Company is providing  those services to the  accounts  and  acknowledges  that fact in writing to OFDI,  and if the  broker-dealer  of record  agrees in writing to the payment of the 12b-1  service fee to Trust  Company,  OFDI shall pay Trust  Company the service fee.
The payment of the 12b-1 service fee may be revised or eliminated  altogether at any time at the  discretion of the
Fund's trustees or directors, as the case may be.

         9. We may terminate  this Agreement by written notice to you,  which  termination  shall become  effective ten days after the date of  mailing  such  notice to you.  We agree that you have and  reserve  the right,  in your sole  discretion  without notice to us, to suspend sales of shares of any of the Funds, at any time, or to withdraw entirely the offering of shares of any of the Funds,  at any time, or, in your sole  discretion,  to modify,  amend or cancel this Agreement upon written notice to us of such  modification,  amendment or  cancellation,  which shall be effective on the date stated in such notice.  Without  limiting the foregoing,  you may terminate this Agreement if we violate any of the provisions of this Agreement,  said  termination to become  effective on the date you mail such notice to us. Without limiting the foregoing,  and any provision hereof to the contrary  notwithstanding,  the appointment  of a trustee for all or  substantially  all of our business  assets,  or our  violation of  applicable state or Federal laws or rules and  regulations  of authorized  regulatory  agencies will  terminate this Agreement effective  upon the date you mail notice to us of such  termination.  Your failure to terminate  this Agreement for a particular  cause shall not  constitute a waiver of your right to  terminate  this  Agreement at a later date for the same or any other cause.  All notices  hereunder  shall be to the  respective  parties at the addresses  listed hereon,  unless  such  address is changed by written  notice sent to the last  address of the other party  provided
under  this   Agreement.   Any  consent   given  by  us  to   hyperlink   any  web  site  under  your   control  to
oppenheimerfunds.com  is  immediately  withdrawn  upon  termination  of this  Agreement.  In the  event of any such
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termination,  you shall promptly  eliminate or terminate any such links to, or frames of,  oppenheimerfunds.com  or
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any portion thereof.

         10. This  Agreement  shall  become  effective  as of the date when it is executed  and dated by you below.
This  Agreement  and all the rights and  obligations  of the parties  hereunder  shall be governed by and construed under the laws of the State of New York  applicable  to  agreements  to be  performed in New York,  without  giving effect to choice of law rules.  This  Agreement  is not  assignable  or  transferable,  except that you may without notice or consent from us, assign or transfer this  Agreement to any successor  firm or  corporation  which becomes the  Distributor  or  Sub-Distributor  of the Funds or assign any of your duties under this Agreement to any entity under common control with you.

         11. By  signing  this  Agreement,  we  represent  and  warrant  to you that this  Agreement  has been duly authorized  by us by all  necessary  action,  corporate  or  otherwise,  and is  signed  on our  behalf by our duly authorized officer or principal.

                                                     (Name and address of Trust Company)

By:
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(Name)
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(Title)
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Accepted:
                                                     OppenheimerFunds Distributor, Inc.
                                                     6803 South Tucson Way
                                                     Englewood, Colorado 80112

By:
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                                                     Title:____________________________________

Date:
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